UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by Registrant	☑

Filed by Party other than Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☑	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

ZION OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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Zion Oil & Gas, Inc.

Mailing Notification Automated Transfer Script

[Start Client Script]

Hello, this is John Brown, Chairman of the Board, with Zion Oil & Gas. You may have already received proxy material related to our Annual Meeting of Shareholders scheduled for June 10, 2020. There are a number of proposals on the ballot that are pivotal to Zion Oil & Gas, and your proxy vote is very important. The Board of Directors is recommending that shareholders vote in favor of all proposals, so please review the information when you receive it and vote at your earliest convenience. Your vote is very important and your time is greatly appreciated. Thank you and have a blessed day.

[End Client Script]